Exhibit 99.1
Mallinckrodt plc Reports Financial Results for Second Quarter 2025 and Provides Guidance
Legacy Mallinckrodt Second Quarter 2025 Results
Delivers Second Quarter Net Sales of $485.1 Million, Reflecting a 5.7% Year-Over-Year Decrease on a Reported Basis; Excluding Impact of Therakos® Divestiture, Net Sales Grew 8.5%
Reports Net Income of $2.4 Million and Adjusted EBITDA of $137.2 Million
Achieved Highest Acthar® Gel (repository corticotropin injection) Net Sales Growth in Over a Decade
Legacy Endo Second Quarter 2025 Results
Delivers Second Quarter Total Revenues of $447.8 Million, Flat on a Reported Basis;
Excluding Impact of Divested International Segment, Revenues Grew 2.0%
Achieved XIAFLEX® (Collagenase Clostridium Histolyticum) 9.4% Year-Over-Year Revenue Growth
Combined Company Full-Year 2025 Guidance
Expects Total Company 2025 Net Sales of $3.57 Billion to $3.62 Billion and Adjusted EBITDA
of $1.10 Billion to $1.13 Billion
Expects Par Health 2025 Net Sales of $1.72 Billion to $1.75 Billion and Adjusted EBITDA
of $450 Million to $470 Million
DUBLIN, August 6, 2025 – Mallinckrodt plc (“Mallinckrodt” or the “Company”) today reported its financial results for the second quarter ended June 27, 2025, the last quarter prior to its merger with Endo, Inc. (“Endo”), which occurred on July 31, 2025. The Company is also providing financial results for Endo on a standalone basis for the quarter ended June 30, 2025.
“We are excited to be moving forward as a global, scaled, diversified therapeutics leader following the completion of the merger of Mallinckrodt and Endo last week,” said Siggi Olafsson, President and Chief Executive Officer. “With greater diversification and enhanced scale and capabilities, we see significant growth and value creation opportunities ahead for our combined business, and we look forward to working as one team to deliver on the compelling benefits of this merger for our shareholders, customers, employees and, ultimately, the patients we serve.”
Mr. Olafsson continued, “The results for both legacy businesses in the second quarter underscore our confidence as we enter this new chapter together. Mallinckrodt’s performance demonstrates continued positive momentum and strong execution, including the highest quarter of growth for the Acthar® Gel brand in more than a decade. Endo also continued advancing key growth drivers, as evidenced by strong XIAFLEX® performance and the advancement of the Sterile Injectables pipeline. Both teams have done tremendous work to position our combined company for success, carefully executing our integration plan while continuing to meet important business objectives. I am grateful for their efforts and dedication to our future as one company.”
Par Health Spin-Off Update
The Company continues to make progress toward the planned spin-off of the combined generics pharmaceuticals and sterile injectables business, Par Health. With financing secured for the merger, the Company is well positioned to move forward with the spin-off in the fourth quarter of 2025, subject to approval by Mallinckrodt’s Board of Directors and other conditions. Until the spin-off, Par Health will continue to operate as a fully owned business of the merged company.
Legacy Mallinckrodt Second Quarter 2025 Financial Results
Legacy Mallinckrodt’s net sales in the second quarter of 2025 were $485.1 million, compared to $514.3 million in the second quarter of 2024. This reflects a 5.7% decrease on a reported and constant currency basis. Excluding the impact of the Therakos® divestiture, total net sales grew by 8.5%.

The Specialty Brands segment reported net sales of $264.3 million in the second quarter of 2025, compared to $274.5 million in the second quarter of 2024. This 3.7% decrease includes the impact of the Therakos divestiture. Excluding Therakos, Specialty Brands net sales grew by 27.5%, driven primarily by growth in Acthar Gel and continued uptake in the SelfJect™ device. Acthar Gel net sales increased $57.4 million, or 48.8%, compared to the second quarter of 2024 to $175.1 million.
The Specialty Generics segment reported net sales of $220.8 million in the second quarter of 2025, compared to $239.8 million in the second quarter of 2024. This 7.9% decrease was driven primarily by competitive pressures on finished dosage opioids and Acetaminophen (APAP) products, somewhat offset by strong performance in finished dose attention deficit hyperactivity disorder (ADHD) and Addiction Treatment product families.
Gross profit in the second quarter of 2025 increased $36.8 million, or 18.9%, to $231.8 million, compared to $195.0 million in the second quarter of 2024. Gross profit margin was 47.8% in the second quarter of 2025, compared with 37.9% in the second quarter of 2024.
Adjusted EBITDA in the second quarter of 2025 was $137.2 million, compared to $174.0 million in the second quarter of 2024, driven by strength in Acthar Gel, largely offset by the impact of the Therakos divestiture, incremental commercial investments for Acthar Gel and the impact of nitric oxide competition in the U.S.
Net income for the second quarter of 2025 was $2.4 million, an improvement from a net loss of $43.3 million in the second quarter of 2024.
Legacy Endo Second Quarter 2025 Financial Results
Legacy Endo’s total revenues in the second quarter of 2025 were $447.8 million, flat compared to $446.6 million in the combined second quarter of 2024. Excluding the International Pharmaceuticals business, which was divested in the second quarter, total revenues increased by 2.0%.
The Branded Pharmaceuticals segment reported revenues of $227.9 million in the second quarter of 2025, compared to $225.1 million in the combined second quarter of 2024. This change was led by strong XIAFLEX and SUPPRELIN® LA (histrelin acetate) revenue growth. XIAFLEX revenues increased 9.4% to $138.6 million, compared to $126.6 million in the combined second quarter of 2024.
The Sterile Injectables segment reported revenues of $87.4 million in the second quarter of 2025, compared to $90.8 million in the combined second quarter of 2024. This change was primarily driven by competitive pressure on ADRENALIN® vials and VASOSTRICT®, which was partially offset by increased revenues from ADRENALIN ready-to-use premixed bag products as well as increased volumes across other sterile injectables products.
The Generic Pharmaceuticals segment reported revenues of $119.0 million in the second quarter of 2025, compared to $110.1 million in the combined second quarter of 2024. This change was primarily driven by increased revenue from lidocaine patch 5%.
The International Pharmaceuticals segment reported revenues of $13.4 million in the second quarter of 2025, compared to $20.7 million in the combined second quarter of 2024. This change was a result of the previously announced divestiture of the International Pharmaceuticals business that was completed on June 17, 2025.
Adjusted EBITDA in the second quarter of 2025 was $149.8 million, compared to $175.8 million in the combined second quarter of 2024, primarily driven by lower adjusted gross margin due to changes in product mix and investments in the Sterile Injectables manufacturing network.
Net loss for the second quarter of 2025 was $59.6 million, compared to net income of $6.4 billion in the combined second quarter of 2024. This change was primarily due to gains arising from the Endo International plc plan of reorganization recorded in the second quarter of 2024 and the application of fresh start accounting.
Adjusted net income in the second quarter of 2025 was $63.9 million, compared to $104.7 million in the combined second quarter of 2024. This change was primarily due to a decrease in adjusted EBITDA coupled with an increase in interest expense.
Please see our website (https://www.MNK-Endo.com) for certain unaudited historical financial information for the combined company on a non-GAAP pro forma basis to supplement the information disclosed in this press release.

Combined Company 2025 Financial Guidance
For the total company for full-year fiscal 2025, the Company expects:

2025 Guidance
Total Net Sales	$3.57 billion to $3.62 billion
Adjusted EBITDA	$1.10 billion to $1.13 billion
For the Par Health business for full-year fiscal 2025, the Company expects:

2025 Guidance
Total Net Sales	$1.72 billion to $1.75 billion
Adjusted EBITDA	$450 million to $470 million
In addition, the Company is raising 2025 full-year net sales growth guidance for Acthar Gel from a high-single digit range to a 20% to 30% range and reaffirming guidance for high-single digit XIAFLEX revenue growth for full-year 2025.
The aforementioned guidance ranges for Adjusted EBITDA do not include transaction-related compensation expenses related to the merger.
The Company does not provide comparable GAAP measures for its forward-looking non-GAAP guidance or a reconciliation of such measures because the reconciling items described in the definition of Adjusted EBITDA provided below are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. The variability of such items may have a significant impact on our future GAAP results.
Please see "Non-GAAP Financial Measures" included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the second quarter.
Please see the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Quarterly Report on Form 10-Q for the quarter ended June 27, 2025, to be filed with the U.S. Securities and Exchange Commission (SEC) for additional information.
Second Quarter 2025 Conference Call and Webcast
Mallinckrodt will hold a conference call for investors today, August 6, 2025, at 8:00 a.m. Eastern Time.
The audio webcast may be accessed through https://app.webinar.net/DLBYlR9Jk2m, and to access the call through a conference line, participants may dial 800-836-8184 (U.S. and Canada toll-free) or 646-357-8785 (outside the U.S.). Participants are advised to join 10 minutes prior to the scheduled start time. A replay of the webcast will be available following the event.
About Mallinckrodt
Mallinckrodt is a leading provider of life-enhancing therapeutics focused on addressing unmet patient needs and a world-class manufacturer of high-quality generics, sterile injectables, and active pharmaceutical ingredients.
Our company consists of multiple wholly owned subsidiaries that operate in two businesses. Our Brands business is focused on autoimmune and rare diseases in areas including endocrinology, gastroenterology, hepatology, neonatal respiratory critical care, nephrology, neurology, pulmonology, ophthalmology, orthopedics, rheumatology, and urology. Our Par Health business includes generic drugs, sterile injectables, and active pharmaceutical ingredients. To learn more, visit https://www.MNK-Endo.com.
Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission ("SEC") disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

Non-GAAP Financial Measures
This press release contains financial measures, including Adjusted EBITDA, adjusted gross profit, adjusted selling, general, and administrative (“SG&A”) expenses, adjusted research and development (“R&D”) expenses, net sales growth (loss) on a constant-currency basis, net debt, adjusted net income, adjusted operating expenses, adjusted income taxes, adjusted effective tax rate and EBITDA which are considered “non-GAAP” financial measures under applicable SEC rules and regulations.
The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance and liquidity. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.
Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.
Non-GAAP Financial Measures - Mallinckrodt
Adjusted EBITDA
Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization from intangible assets and right-of use asset resulting from finance leases; combination, integration, and other related expenses; restructuring charges, net; liabilities management and separation costs; divestitures; reorganization items, net; discontinued operations; changes in fair value of contingent consideration obligations; changes in derivative assets and liabilities fair value; unrealized gain or loss on equity investment; share-based compensation; fresh-start inventory related expenses; and other items identified by the Company.
Adjusted gross profit, adjusted SG&A expenses and adjusted R&D expenses
Adjusted gross profit, adjusted SG&A expenses and adjusted R&D expenses represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, the aforementioned items in the Adjusted EBITDA paragraph. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A expenses.
Segment net sales growth (loss) on a constant-currency basis
Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.
Net debt
Net debt of $374.6 million as of June 27, 2025, reflects $863.6 million in total debt outstanding and $8.8 million in undiscounted finance lease liabilities on a GAAP basis less $497.8 million in cash and cash equivalents (unrestricted cash) on a GAAP basis.

Non-GAAP Financial Measures - Endo
Adjusted net income, Adjusted Gross Profit and Adjusted Operating Expenses
Adjusted net income, Adjusted Gross Profit and Adjusted Operating Expenses are presented as non-GAAP measures and are reconciled to their corresponding GAAP measures of Net income (loss), Gross Profit, defined as revenues less cost of revenues, and Operating Expenses, defined as the sum of (i) Selling, general and administrative; (ii) Research and development; (iii) Acquired in-process research and development; (iv) Litigation-related and other contingencies, net; (v) Asset impairment charges; and (vi) Acquisition related and integration items, net.
Adjustments, to the extent they apply to the corresponding GAAP amounts, may include, but are not limited to expense or income related to: acquisitions and divestitures, such as amortization of intangible assets and of inventory step-up adjustments, certain employee-related charges, including earn-outs, separation, retention, or relocation costs, changes in the fair value of contingent consideration, transaction costs of executed deals, and integration or disintegration-related costs; certain amounts related to strategic review initiatives; certain cost reduction initiatives such as separation benefits, continuity payments, other exit costs; asset impairment charges; certain costs incurred in connection with debt or equity-financing activities, such as non-capitalizable transaction costs incurred in connection with a successful financing transaction and gains or losses associated with early repayments, extinguishment or modification of our debt instruments; litigation-related and other contingent matters; certain legal costs; gains or losses from the sales of businesses and other assets; gains or losses associated with discontinued operations, net of tax; foreign currency gains or losses on intercompany financing arrangements; reorganization items, net; the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments; and certain other items.
Adjusted gross margin
Adjusted gross margin represents total revenues less cost of revenues prepared in accordance with GAAP and adjusted for the certain items enumerated above under the heading “Adjusted net income” to the extent such items relate to cost of revenues. Such items may include, but are not limited to, expenses or income related to: acquisitions and divestitures, such as amortization of intangible assets and of inventory step-up adjustments, certain employee-related charges, including earn-outs, separation, retention, or relocation costs, certain amounts related to strategic review initiatives; certain cost reduction initiatives such as separation benefits, continuity payments, contract termination costs and other exit costs; certain integration or disintegration efforts; certain amounts related to strategic review initiatives; amortization of intangible assets and of inventory step-up adjustments; and certain other items.
Adjusted operating expenses
Adjusted operating expenses represent operating expenses prepared in accordance with GAAP and adjusted for certain items enumerated above under the heading “Adjusted net income” to the extent such items relate to operating expenses. Such items may include, but are not limited to expenses or income related to: acquisitions and divestitures, such as certain employee-related charges, including earn-outs, separation, retention, or relocation costs, transaction costs and changes in the fair value of contingent consideration; cost reduction and integration-related initiatives such as separation benefits, continuity payments, other exit costs; certain integration or disintegration efforts; certain amounts related to strategic review initiatives; asset impairment charges; amortization of intangible assets; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; certain legal costs; certain costs incurred in connection with debt or equity-financing activities, such as non-capitalizable transaction costs incurred in connection with a successful financing transaction and gains or losses associated with early repayments, extinguishment or modification of our debt instruments; and certain other items.
Adjusted income taxes and Adjusted effective tax rate
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability. Adjustments are then made for certain items relating to prior years and for tax planning actions that are expected to be distortive to the underlying effective tax rate and trend in the effective tax rate. The most directly comparable GAAP financial measure for Adjusted income taxes is Income tax expense (benefit), prepared in accordance with GAAP. The Adjusted effective tax rate represents the rate generated when dividing Adjusted income taxes by the amount of adjusted pre-tax income.

EBITDA and Adjusted EBITDA
EBITDA represents Net income (loss) before Interest expense, net; Income tax expense; Depreciation; and Amortization, each prepared in accordance with GAAP. Adjusted EBITDA further adjusts EBITDA by excluding those items enumerated above under the heading “Adjusted net income,” without duplication, and stock-based compensation costs.
Because adjusted financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, the Company strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Investors are also encouraged to review the reconciliation of the non-GAAP financial measures used in the Earnings Release to their most directly comparable GAAP financial measures as included in the Earnings Release. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gains or losses on extinguishment or modification of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.
Information Regarding Forward Looking Statements
Statements in this press release that are not strictly historical, including statements regarding future financial condition and operating results of the combined business and Par Health, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the expected benefits and synergies of the business combination with Endo (“Business Combination”) may not be fully realized in a timely manner, or at all; risks related to Mallinckrodt’s increased indebtedness as a result of the Business Combination and significant transaction costs related to the Business Combination; uncertainties related to a future separation of the combined generics pharmaceuticals businesses and sterile injectables business including the risk that the separation may not occur on a timely basis or at all; potential changes in Mallinckrodt’s business strategy and performance; exposure to global economic conditions and market uncertainty; the exercise of contingent value rights by the Opioid Master Disbursement Trust II; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings (“2023 Bankruptcy Proceedings”); scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) SelfJect, the INOmax Evolve DS delivery system, and XIAFLEX; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; Mallinckrodt’s variable rate indebtedness; Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the impact on the holders of Mallinckrodt’s ordinary shares if Mallinckrodt were to cease to be a reporting company in the United States; the comparability of Mallinckrodt’s post-emergence financial results and the projections filed with the U.S. Bankruptcy Court for the District of Delaware and the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 Bankruptcy Proceedings.
The “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, its Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2025, and its Quarterly Report for the quarterly period ended June 27, 2025 to be filed with the SEC, its Registration Statement on Form S-4, as amended, filed with the SEC, and other filings with the SEC, all of which are on file with the SEC and available from the SEC’s website (www.sec.gov) and Mallinckrodt's website (www.mallinckrodt.com), identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements
CONTACTS
Investor Relations
Bryan Reasons
Executive Vice President and Interim Chief Financial Officer
bryan.reasons@mnk.com
Media
Michael Freitag / Aura Reinhard / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
Mallinckrodt, the “M” brand mark, the Mallinckrodt Pharmaceuticals logo, Endo and the Endo logo are trademarks owned or licensed by a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2025.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended
	June 27, 2025	Percent of Net sales	June 28, 2024	Percent of Net sales
Net sales	$485.1	100.0%	$514.3	100.0%
Cost of sales	253.3	52.2	319.3	62.1
Gross profit	231.8	47.8	195.0	37.9
Selling, general and administrative expenses	150.6	31.0	127.9	24.9
Combination, integration, and other related expenses	22.6	4.7	—	—
Research and development expenses	23.6	4.9	29.2	5.7
Restructuring charges, net	(0.2)	—	0.2	—
Liabilities management and separation costs	2.2	0.5	10.3	2.0
Operating income	33.0	6.8	27.4	5.3
Interest expense	(32.6)	(6.7)	(59.4)	(11.5)
Interest income	5.9	1.2	6.0	1.2
Loss on divestiture	(0.5)	(0.1)	—	—
Other income (expense), net	7.2	1.5	(3.5)	(0.7)
Income (loss) from continuing operations before income taxes	13.0	2.7	(29.5)	(5.7)
Income tax expense	10.7	2.2	13.9	2.7
Income (loss) from continuing operations	2.3	0.5	(43.4)	(8.4)
Income from discontinued operations, net of income taxes	0.1	—	0.1	—
Net income (loss)	$2.4	0.5%	$(43.3)	(8.4)%

Basic income (loss) per share:
Income (loss) from continuing operations	$0.12		$(2.20)
Income from discontinued operations	0.01		0.01
Net income (loss)	$0.12		$(2.20)
Basic weighted-average shares outstanding	19.7		19.7

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.11		$(2.20)
Income from discontinued operations	—		0.01
Net income (loss)	$0.12		$(2.20)
Diluted weighted-average shares outstanding	20.1		19.7

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended
	June 27, 2025				June 28, 2024
	Gross profit	SG&A	R&D	Adjusted EBITDA	Gross profit	SG&A	R&D	Adjusted EBITDA
Net income (loss)	$231.8	$150.6	$23.6	$2.4	$195.0	$127.9	$29.2	$(43.3)
Adjustments:
Interest expense, net	—	—	—	26.7	—	—	—	53.4
Income tax expense	—	—	—	10.7	—	—	—	13.9
Depreciation	8.4	(0.6)	(0.1)	9.1	8.0	(0.4)	(0.3)	8.7
Amortization	13.2	—	—	13.2	23.4	—	—	23.4
Combination, integration, and other related expenses (1)	—	—	—	22.6	—	—	—	—
Restructuring charges, net	—	—	—	(0.2)	—	—	—	0.2
Liabilities management and separation costs (2)	—	—	—	2.2	—	—	—	10.3
Loss on divestiture	—	—	—	0.5	—	—	—	—
Reorganization items, net (3)	—	—	—	—	—	3.3	—	(3.3)
Income from discontinued operations	—	—	—	(0.1)	—	—	—	(0.1)
Change in contingent consideration fair value	—	(0.9)	—	0.9	—	(0.7)	—	0.7
Change in derivative asset & liabilities fair value	—	—	—	0.4	—	—	—	0.2
Unrealized (gain) loss on equity investment	—	—	—	(4.0)	—	—	—	4.3
Share-based compensation	—	(4.9)	(0.2)	5.1	0.1	(3.2)	(0.1)	3.4
Fresh-start inventory-related expense (4)	47.7	—	—	47.7	108.6	—	—	108.6
Recovery of bad debt - customer bankruptcy	—	—	—	—	—	6.4	—	(6.4)
As adjusted:	$301.1	$144.2	$23.3	$137.2	$335.1	$133.3	$28.8	$174.0
(1)Represents legal, financial, and other advisory and consulting expenses, which primarily relate to shareholder matters, integration planning, and regulatory costs associated with the Business Combination.
(2)Represents costs primarily related to the proposed future separation of the combined generics pharmaceuticals businesses of Mallinckrodt and Endo and Endo's sterile injectables business (“Separation”) during the three months ended June 27, 2025. Represents professional fees incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings during the three months ended June 28, 2024.
(3)As of December 30, 2023, professional fees directly related to the 2023 Bankruptcy Proceedings that were previously reflected as reorganization items, net, are classified within SG&A expenses.
(4)Represents inventory step-up amortization of $47.7 million for the three months ended June 27, 2025 and inventory step-up amortization of $109.1 million and $0.5 million of fresh-start inventory-related income during the three months ended June 28, 2024.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended June 27, 2025
	Specialty Brands	Specialty Generics	Total
Net sales	$264.3	$220.8	$485.1
Cost of sales (1)	109.4	139.4	248.8
Selling, general and administrative expenses	59.4	31.3	90.7
Research and development expenses	8.3	5.6	13.9
Restructuring charges, net	(0.2)	—	(0.2)
Segment operating income	$87.4	$44.5	131.9
Corporate and unallocated expenses:
Cost of sales (2)			4.5
Selling, general and administrative expenses (2)			59.9
Combination, integration, and other related expenses (3)			22.6
Research and development expenses (2)			9.7
Liabilities management and separation costs (4)			2.2
Operating income			33.0
Interest expense			(32.6)
Interest income			5.9
Loss on divestiture			(0.5)
Other income, net			7.2
Income from continuing operations before income taxes			$13.0

Depreciation and amortization	$12.2	$9.8

	Three Months Ended June 28, 2024
	Specialty Brands	Specialty Generics	Total
Net sales	$274.5	$239.8	$514.3
Cost of sales (1)	151.9	162.1	314.0
Selling, general and administrative expenses	66.3	19.6	85.9
Research and development expenses	12.1	6.3	18.4
Restructuring charges, net	0.2	—	0.2
Segment operating income	$44.0	$51.8	95.8
Corporate and unallocated expenses:
Cost of sales (2)			5.3
Selling, general and administrative expenses (2)			42.0
Research and development expenses (2)			10.8
Liabilities management and separation costs (4)			10.3
Operating Income			27.4
Interest expense			(59.4)
Interest income			6.0
Other expense, net			(3.5)
Loss from continuing operations before income taxes			$(29.5)

Depreciation and amortization	$21.5	$10.5
(1)Includes $47.7 million and $76.5 million of inventory step-up amortization within the Specialty Brands segment during the three months ended June 27, 2025 and June 28, 2024, respectively. Includes $32.6 million of inventory step-up amortization and $0.5 million of fresh-start inventory-related income within the Specialty Generics segment during the three months ended June 28, 2024.
(2)Includes certain compensation, information technology, legal, environmental and other costs not charged to our reportable segments.
(3)Represents legal, financial, and other advisory and consulting expenses, which primarily relate to shareholder matters, integration planning, and regulatory costs associated with the Business Combination.
(4)Represents costs primarily related to the Separation during the three months ended June 27, 2025. Represents professional fees incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings during the three months ended June 28, 2024.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	June 27, 2025	June 28, 2024	Percent change	Currency impact	Constant-currency growth (loss)
Acthar Gel	$175.1	$117.7	48.8%	—%	48.8%
INOmax	61.9	66.4	(6.8)	(0.1)	(6.7)
Therakos (1)	—	67.2	(100.0)	—	(100.0)
Amitiza	17.2	15.3	12.4	—	12.4
Terlivaz	8.0	5.3	50.9	—	50.9
Other	2.1	2.6	(19.2)	3.5	(22.7)
Specialty Brands	264.3	274.5	(3.7)	—	(3.7)

Opioids	73.2	95.2	(23.1)	—	(23.1)
ADHD	48.7	41.8	16.5	—	16.5
Addiction treatment	26.5	21.0	26.2	(0.1)	26.3
Other	0.6	3.6	(83.3)	—	(83.3)
Generics	149.0	161.6	(7.8)	—	(7.8)
Controlled substances	27.5	26.4	4.2	—	4.2
APAP	39.6	47.3	(16.3)	—	(16.3)
Other	4.7	4.5	4.4	—	4.4
API	71.8	78.2	(8.2)	—	(8.2)
Specialty Generics	220.8	239.8	(7.9)	—	(7.9)
Net sales	$485.1	$514.3	(5.7)%	—%	(5.7)%
(1)On November 29, 2024, the Company completed the sale of the Therakos business. As result, there were three months of Therakos net sales during the three months ended June 28, 2024, which did not recur in the three months ended June 27, 2025. Excluding Therakos, Specialty Brands and total company net sales were $207.3 million and $447.1 million, respectively, for the three months ended June 28, 2024.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Six Months Ended
	June 27, 2025	Percent of Net sales	June 28, 2024	Percent of Net sales
Net sales	$905.0	100.0%	$982.1	100.0%
Cost of sales	470.3	52.0	623.1	63.4
Gross profit	434.7	48.0	359.0	36.6
Selling, general and administrative expenses	298.1	32.9	264.8	27.0
Combination, integration, and other related expenses	43.1	4.8	—	—
Research and development expenses	44.1	4.9	57.1	5.8
Restructuring charges, net	(2.2)	(0.2)	10.4	1.1
Liabilities management and separation costs	3.6	0.4	17.0	1.7
Operating income	48.0	5.3	9.7	1.0
Interest expense	(65.4)	(7.2)	(118.5)	(12.1)
Interest income	11.7	1.3	12.8	1.3
Loss on divestiture	(6.7)	(0.7)	—	—
Other income, net	1.4	0.2	0.2	—
Loss from continuing operations before income taxes	(11.0)	(1.2)	(95.8)	(9.8)
Income tax expense	14.6	1.6	13.2	1.3
Loss from continuing operations	(25.6)	(2.8)	(109.0)	(11.1)
Income from discontinued operations, net of income taxes	0.3	—	0.3	—
Net loss	$(25.3)	(2.8)%	$(108.7)	(11.1)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(1.30)		$(5.53)
Income from discontinued operations	0.02		$0.02
Net loss	$(1.28)		$(5.52)
Weighted-average number of shares outstanding:
Basic	19.7		19.7
Diluted	19.7		19.7

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Six Months Ended
	June 27, 2025				June 28, 2024
	Gross profit	SG&A	R&D	Adjusted EBITDA	Gross profit	SG&A	R&D	Adjusted EBITDA
Net loss	$434.7	$298.1	$44.1	$(25.3)	$359.0	$264.8	$57.1	$(108.7)
Adjustments:
Interest expense, net	—	—	—	53.7	—	—	—	105.7
Income tax expense	—	—	—	14.6	—	—	—	13.2
Depreciation	16.8	(1.1)	(0.3)	18.2	17.4	(0.9)	(0.7)	19.0
Amortization	26.6	—	—	26.6	48.2	—	—	48.2
Combination, integration, and other related expenses (1)	—	—	—	43.1	—	—	—	—
Restructuring charges, net (2)	—	—	—	(2.2)	—	2.5	—	7.9
Liabilities management and separation costs (3)	—	—	—	3.6	—	—	—	17.0
Losses on divestiture	—	—	—	6.7	—	—	—	—
Reorganization items, net (4)	—	—	—	—	—	(4.7)	—	4.7
Income from discontinued operations	—	—	—	(0.3)	—	—	—	(0.3)
Change in contingent consideration fair value	—	(0.8)	—	0.8	—	(2.1)	—	2.1
Change in derivative asset & liabilities fair value	—	—	—	3.0	—	—	—	4.0
Unrealized loss (gain) on equity investment	—	—	—	2.2	—	—	—	(2.7)
Share-based compensation	0.2	(14.0)	(0.6)	14.8	0.1	(5.0)	(0.2)	5.3
Fresh-start inventory-related expense (5)	80.0	—	—	80.0	209.9	—	—	209.9
Recovery of bad debt - customer bankruptcy	—	—	—	—	—	6.4	—	(6.4)
As adjusted:	$558.3	$282.2	$43.2	$239.5	$634.6	$261.0	$56.2	$318.9
(1)Represents legal, financial, and other advisory and consulting expenses, which primarily relate to shareholder matters, integration planning, and regulatory costs associated with the Business Combination.
(2)Includes a net $2.5 million gain on termination of a lease in SG&A during the six months ended June 28, 2024.
(3)Represents costs primarily related to the Separation during the six months ended June 27, 2025. Represents professional fees incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings during the six months ended June 28, 2024.
(4)As of December 30, 2023, professional fees directly related to the 2023 bankruptcy proceedings that were previously reflected as reorganization items, net, are classified within SG&A expenses.
(5)Represents inventory step-up amortization of $80.0 million during the six months ended June 27, 2025 and inventory step-up amortization of $212.4 million and $2.5 million of fresh-start inventory-related income during the six months ended June 28, 2024.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Six Months Ended June 27, 2025
	Specialty Brands	Specialty Generics	Total
Net sales	$471.6	$433.4	$905.0
Cost of sales (1)	201.8	260.9	462.7
Selling, general and administrative expenses	118.4	58.2	176.6
Research and development expenses	15.6	10.8	26.4
Restructuring charges, net	(2.2)	—	(2.2)
Segment operating income	$138.0	$103.5	241.5
Corporate and unallocated expenses:
Cost of sales (2)			7.6
Selling, general and administrative expenses (2)			121.5
Combination, integration, and other related expenses (3)			43.1
Research and development expenses (2)			17.7
Liabilities management and separation costs (4)			3.6
Operating income			48.0
Interest expense			(65.4)
Interest income			11.7
Loss on divestiture			(6.7)
Other expense, net			1.4
Income from continuing operations before income taxes			$(11.0)

Depreciation and amortization	$24.3	$19.6

	Six Months Ended June 28, 2024
	Specialty Brands	Specialty Generics	Total
Net sales	$531.8	$450.3	$982.1
Cost of sales (1)	294.4	321.4	615.8
Selling, general and administrative expenses	125.4	39.0	164.4
Research and development expenses	25.5	12.2	37.7
Restructuring charges, net	10.4	—	10.4
Segment operating income	$76.1	$77.7	153.8
Corporate and unallocated expenses:
Cost of sales (2)			7.3
Selling, general and administrative expenses (2)			100.4
Research and development expenses (2)			19.4
Liabilities management and separation costs (4)			17.0
Operating Income			9.7
Interest expense			(118.5)
Interest income			12.8
Other income, net			0.2
Loss from continuing operations before income taxes			$(95.8)

Depreciation and amortization	$43.9	$22.7
(1)Includes $80.0 million and $148.5 million of inventory step-up amortization within the Specialty Brands segment during the six months ended June 27, 2025 and June 28, 2024, respectively. Includes $63.9 million of inventory step-up amortization and $2.5 million of fresh-start inventory-related income within the Specialty Generics segment during the six months ended June 28, 2024.
(2)Includes certain compensation, information technology, legal, environmental and other costs not charged to our reportable segments.
(3)Represents legal, financial, and other advisory and consulting expenses, which primarily relate to shareholder matters, integration planning, and regulatory costs associated with the Business Combination.
(4)Represents costs primarily related to the Separation during the six months ended June 27, 2025. Represents professional fees incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings during the six months ended June 28, 2024.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Six Months Ended
	June 27, 2025	June 28, 2024	Percent change	Currency impact	Constant-currency growth (loss)
Acthar Gel	$290.5	$220.5	31.7%	—%	31.7%
INOmax	124.4	136.6	(8.9)	(0.1)	(8.8)
Therakos (1)	—	125.4	(100.0)	—	(100.0)
Amitiza	37.4	34.7	7.8	—	7.8
Terlivaz	15.4	11.3	36.3	—	36.3
Other	3.9	3.3	18.2	2.8	15.4
Specialty Brands	471.6	531.8	(11.3)	—	(11.3)

Opioids	156.9	177.1	(11.4)	—	(11.4)
ADHD	95.9	73.5	30.5	—	30.5
Addiction treatment	45.0	36.4	23.6	(0.2)	23.8
Other	4.5	5.1	(11.8)	—	(11.8)
Generics	302.3	292.1	3.5	—	3.5
Controlled substances	46.6	49.3	(5.5)	—	(5.5)
APAP	73.4	99.0	(25.9)	—	(25.9)
Other	11.1	9.9	12.1	—	12.1
API	131.1	158.2	(17.1)	—	(17.1)
Specialty Generics	433.4	450.3	(3.8)	—	(3.8)
Net sales	$905.0	$982.1	(7.9)%	—%	(7.9)%
(1)On November 29, 2024, the Company completed the sale of the Therakos business. As result, there were six months of Therakos net sales during the six months ended June 28, 2024, which did not recur in the six months ended June 27, 2025. Excluding Therakos, Specialty Brands and total company net sales were $406.4 million and $856.7 million, respectively, for the six months ended June 28, 2024.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 27, 2025	December 27, 2024
Assets
Current Assets:
Cash and cash equivalents	$497.8	$382.6
Accounts receivable, less allowance for doubtful accounts of $3.3 million and $6.2 million	410.7	395.3
Inventories	594.0	664.9
Prepaid expenses and other current assets	112.7	186.3
Total current assets	1,615.2	1,629.1
Property, plant and equipment, net	414.3	390.6
Intangible assets, net	393.1	419.4
Deferred income taxes	658.3	651.8
Other assets	205.4	211.7
Total Assets	$3,286.3	$3,302.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$3.9	$3.9
Accounts payable	78.4	57.8
Accrued payroll and payroll-related costs	76.3	108.1
Accrued interest	13.7	9.2
Acthar Gel-Related Settlement	33.7	21.3
Accrued and other current liabilities	250.6	231.1
Total current liabilities	456.6	431.4
Long-term debt	901.4	909.5
Acthar Gel-Related Settlement	102.7	126.5
Pension and postretirement benefits	27.1	26.5
Environmental liabilities	34.0	34.3
Other income tax liabilities	24.8	25.7
Other liabilities	97.8	102.9
Total Liabilities	1,644.4	1,656.8
Shareholders' Equity:
Ordinary A shares, €1.00 par value, 25,000 authorized; none issued and outstanding	—	—
Ordinary shares, $0.01 par value, 500,000,000 authorized; 19,762,306 and 19,696,335 issued; 19,736,759 and 19,696,335 outstanding	0.2	0.2
Ordinary shares held in treasury at cost, 25,547 and zero	(1.9)	—
Additional paid-in capital	1,214.4	1,199.8
Accumulated other comprehensive income	13.9	6.1
Retained earnings	415.3	439.7
Total Shareholders' Equity	1,641.9	1,645.8
Total Liabilities and Shareholders' Equity	$3,286.3	$3,302.6

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Six Months Ended
	June 27, 2025	June 28, 2024
Cash Flows From Operating Activities:
Net loss	$(25.3)	$(108.7)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	44.8	67.2
Share-based compensation	14.8	5.3
Deferred income taxes	(6.5)	16.3
Non-cash accretion (amortization) expense	3.4	(2.1)
Loss on divestiture	6.7	—
Other non-cash items	13.7	5.8
Changes in assets and liabilities:
Accounts receivable, net	(14.1)	(18.6)
Inventories	62.3	161.6
Accounts payable	20.6	(11.5)
Income taxes	15.9	(5.9)
Acthar Gel-Related Litigation Settlement liability	(21.3)	(21.4)
Other	46.7	(41.0)
Net cash from operating activities	161.7	47.0
Cash Flows From Investing Activities:
Capital expenditures	(40.4)	(50.9)
Payments related to divestiture	(6.2)	—
Proceeds from debt and equity securities	—	22.6
Other	0.7	0.7
Net cash from investing activities	(45.9)	(27.6)
Cash Flows From Financing Activities:
Repayment of debt	(2.0)	(4.4)
Repurchase of shares	(1.9)	—
Other	(0.3)	(0.2)
Net cash from financing activities	(4.2)	(4.6)
Effect of currency rate changes on cash	1.7	(2.2)
Net change in cash, cash equivalents and restricted cash	113.3	12.6
Cash, cash equivalents and restricted cash at beginning of period	445.7	343.4
Cash, cash equivalents and restricted cash at end of period	$559.0	$356.0

Cash and cash equivalents at end of period	$497.8	$291.1
Restricted cash included in prepaid expenses and other current assets at end of period	19.5	23.6
Restricted cash included in other long-term assets at end of period	41.7	41.3
Cash, cash equivalents and restricted cash at end of period	$559.0	$356.0

ENDO, INC. FINANCIAL SCHEDULE

ENDO, INC.
SELECT PRODUCT LINE NET SALES
(unaudited, in thousands)

	Successor	Successor	Predecessor	Non-GAAP	Non-GAAP
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Period From April 1, 2024 through April 23, 2024	Combined Three Months Ended June 30, 2024 (6)	% Change 2025 vs. 2024
Specialty Products:
XIAFLEX®	$138,598	$87,054	$39,588	$126,642	9.4%
SUPPRELIN® LA	23,271	14,518	6,078	20,596	13.0%
Other Specialty (1)	14,300	9,339	5,902	15,241	(6.2)%
Total Specialty Products	$176,169	$110,911	$51,568	$162,479	8.4%
Established Products:
PERCOCET®	$20,959	$13,910	$9,348	$23,258	(9.9)%
TESTOPEL®	9,339	8,382	2,734	11,116	(16.0)%
EDEX®	11,065	5,749	3,932	9,681	14.3%
Other Established	10,403	7,199	11,336	18,535	(43.9)%
Total Established Products (2)	$51,766	$35,240	$27,350	$62,590	(17.3)%
Total Branded Pharmaceuticals	$227,935	$146,151	$78,918	$225,069	1.3%
Sterile Injectables:
ADRENALIN®	$21,266	$14,642	$11,233	$25,875	(17.8)%
VASOSTRICT®	9,593	7,926	7,356	15,282	(37.2)%
APLISOL®	18,581	9,274	4,426	13,700	35.6%
Other Sterile Injectables (3)	37,972	24,632	11,282	35,914	5.7%
Total Sterile Injectables (2)	$87,412	$56,474	$34,297	$90,771	(3.7)%
Total Generic Pharmaceuticals (4)	$118,986	$69,722	$40,360	$110,082	8.1%
Total International Pharmaceuticals (5)	$13,442	$11,816	$8,892	$20,708	(35.1)%
Total Revenues, Net (7)	$447,775	$284,163	$162,467	$446,630	0.3%
(1)Products included within Other Specialty include, but are not limited to, AVEED®.
(2)Individual products presented above represent the top three performing products for the periods presented and/or any product having revenues in excess of $25 million during any period presented for 2025 or 2024.
(3)No individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.
(4)The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. During the Successor three months ended June 30, 2025, the Successor three months ended June 30, 2024 and the Predecessor period April 1, 2024 through April 23, 2024, Lidocaine patch 5% made up 10%, 9% and 7%, respectively, of consolidated revenues. No other individual product within the segment has exceeded 5% of consolidated total revenues for the periods presented.
(5)No individual product within the International Pharmaceuticals segment accounted for more than 5% of consolidated total revenues for any of the periods presented.
(6)As required by GAAP, due to the application of Fresh Start Accounting, results for the period must be presented separately for the predecessor period from April 1, 2024 through April 23, 2024 (the “Predecessor” period) and the successor three months ended June 30, 2024 (the “Successor” period), where applicable. However, to facilitate comparison of our operating results against the relevant prior periods the Company has combined the results of the Predecessor and Successor periods as non-GAAP measures (“combined” results).
(7)On June 17, 2025, Endo completed the sale of International Pharmaceuticals business. Excluding International Pharmaceuticals, total revenues, net were $434.3 million and $272.3 million during the three months ended June 30, 2025 and 2024 (Successor), respectively, and $153.6 million during period from April 1, 2024 through April 23, 2024 (Predecessor). For the combined three months June 30, 2024, total revenues net excluding the International Pharmaceuticals was $425.9 million.

ENDO, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands, except per share data)

	Successor		Predecessor
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Period From April 1, 2024 through April 23, 2024
TOTAL REVENUES, NET	$447,775	$284,163	$162,467
COSTS AND EXPENSES:
Cost of revenues	289,464	333,695	60,539
Selling, general and administrative	158,767	95,992	28,323
Research and development	25,991	22,448	6,120
Acquired in-process research and development	100	—	—
Litigation-related and other contingencies, net	687	—	200
Asset impairment charges	1,000	—	1,799
Acquisition-related and integration items, net	385	(130)	(817)
Interest expense (income), net	53,572	44,669	(2)
Reorganization items, net	—	—	(6,328,145)
Other (income) expense, net	(15,907)	246	(493)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(66,284)	$(212,757)	$6,394,943
INCOME TAX (BENEFIT) EXPENSE	(6,674)	(63,981)	50,629
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(59,610)	$(148,776)	$6,344,314
DISCONTINUED OPERATIONS, NET OF TAX	—	—	183,234
NET (LOSS) INCOME	$(59,610)	$(148,776)	$6,527,548
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(0.78)	$(1.95)	$26.97
Discontinued operations	—	$—	$0.78
Basic	$(0.78)	$(1.95)	27.75
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(0.78)	$(1.95)	$26.97
Discontinued operations	—	$—	0.78
Diluted	$(0.78)	$(1.95)	$27.75
WEIGHTED AVERAGE SHARES:
Basic	76,289	76,156	235,220
Diluted	76,289	76,156	235,220

ENDO, INC.
SELECT PRODUCT LINE NET SALES
(unaudited, in thousands)

	Successor	Successor	Predecessor	Non-GAAP	Non-GAAP
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024	Period From January 1, 2024 through April 23, 2024	Combined Six Months Ended June 30, 2024 (6)	% Change 2025 vs. 2024
Specialty Products:
XIAFLEX®	$259,965	$87,054	$152,638	$239,692	8.5%
SUPPRELIN® LA	50,651	14,518	26,213	40,731	24.4%
Other Specialty (1)	25,882	9,339	21,120	30,459	(15.0)%
Total Specialty Products	$336,498	$110,911	$199,971	$310,882	8.2%
Established Products:
PERCOCET®	$42,945	$13,910	$33,892	$47,802	(10.2)%
TESTOPEL®	19,629	8,382	13,225	21,607	(9.2)%
EDEX®	20,609	5,749	13,228	18,977	8.6%
Other Established	17,745	7,199	19,398	26,597	(33.3)%
Total Established Products (2)	$100,928	$35,240	$79,743	$114,983	(12.2)%
Total Branded Pharmaceuticals	$437,426	$146,151	$279,714	$425,865	2.7%
Sterile Injectables:
ADRENALIN®	$35,317	$14,642	$38,601	$53,243	(33.7)%
VASOSTRICT®	17,879	7,926	34,309	42,235	(57.7)%
APLISOL®	33,482	9,274	16,813	26,087	28.3%
Other Sterile Injectables (3)	72,005	24,632	42,808	67,440	6.8%
Total Sterile Injectables (2)	$158,683	$56,474	$132,531	$189,005	(16.0)%
Total Generic Pharmaceuticals (4)	$218,070	$69,722	$143,677	$213,399	2.2%
Total International Pharmaceuticals (5)	$26,429	$11,816	$26,052	$37,868	(30.2)%
Total Revenues, Net (7)	$840,608	$284,163	$581,974	$866,137	(2.9)%
(1)Products included within Other Specialty include, but are not limited to, AVEED®.
(2)Individual products presented above represent the top three performing products for the periods presented and/or any product having revenues in excess of $25 million during any period presented for 2025 or 2024.
(3)No individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.
(4)The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. During the Successor six months ended June 30, 2025, the Successor six months ended June 2024 and the Predecessor period January 1, 2024 through April 23, 2024, Lidocaine patch 5% made up 10%, 9% and 7%, respectively, of consolidated revenues. No other individual product within the segment has exceeded 5% of consolidated total revenues for the periods presented. No other individual product within the segment has exceeded 5% of consolidated total revenues for the periods presented.
(5)No individual product within the International Pharmaceuticals segment accounted for more than 5% of consolidated total revenues for any of the periods presented.
(6)As required by GAAP, due to the application of Fresh Start Accounting, results for the period must be presented separately for the predecessor period from January 1, 2024 through April 23, 2024 (the “Predecessor” period) and the successor six months ended June 30, 2024 (the “Successor” period), where applicable. However, to facilitate comparison of our operating results against the relevant prior periods the Company has combined the results of the Predecessor and Successor periods as non-GAAP measures (“combined” results).
(7)On June 17, 2025, Endo completed the sale of International Pharmaceuticals business. Excluding International Pharmaceuticals, total revenues, net were $814.2 million and $272.3 million during the six months ended June 30, 2025 and 2024 (Successor), respectively, and $555.9 million during period from January 1, 2024 through April 23, 2024 (Predecessor). For the combined six months June 30, 2024, total revenues net excluding the International Pharmaceuticals was $828.3 million.

ENDO, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands, except per share data)

	Successor		Predecessor
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024	Period From January 1, 2024 through April 23, 2024
TOTAL REVENUES, NET	$840,608	$284,163	$581,974
COSTS AND EXPENSES:
Cost of revenues	584,867	333,695	259,552
Selling, general and administrative	307,808	95,992	158,391
Research and development	57,625	22,448	32,022
Acquired in-process research and development	2,636	—	750
Litigation-related and other contingencies, net	1,007	—	200
Asset impairment charges	1,000	—	2,103
Acquisition-related and integration items, net	1,400	(130)	(196)
Interest expense (income), net	106,242	44,669	(2)
Reorganization items, net	—	—	(6,125,099)
Other (income) expense, net	(14,879)	246	5,262
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(207,098)	$(212,757)	$6,248,991
INCOME TAX (BENEFIT) EXPENSE	(18,858)	(63,981)	58,511
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(188,240)	$(148,776)	$6,190,480
DISCONTINUED OPERATIONS, NET OF TAX	$—	$—	$182,838
NET (LOSS) INCOME	$(188,240)	$(148,776)	$6,373,318
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(2.47)	$(1.95)	$26.32
Discontinued operations	—	—	0.78
Basic	$(2.47)	$(1.95)	$27.10
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(2.47)	$(1.95)	$26.32
Discontinued operations	—	—	0.78
Diluted	$(2.47)	$(1.95)	$27.10
WEIGHTED AVERAGE SHARES:
Basic	76,250	76,156	235,220
Diluted	76,250	76,156	235,220

ENDO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$438,999	$387,247
Restricted cash and cash equivalents	93,105	89,183
Accounts receivable	453,130	415,924
Inventories, net	439,689	527,736
Other current assets	58,776	55,797
Total current assets	$1,483,699	$1,475,887
TOTAL NON-CURRENT ASSETS	2,641,745	2,877,014
TOTAL ASSETS	$4,125,444	$4,352,901
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$453,169	$476,827
Other current liabilities	30,771	38,166
Total current liabilities	$483,940	$514,993
LONG-TERM DEBT, LESS CURRENT PORTION, NET	2,418,820	2,422,721
OTHER LIABILITIES	151,598	162,849
SHAREHOLDERS’ EQUITY	1,071,086	1,252,338
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,125,444	$4,352,901

ENDO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands, except per share data)

	Successor		Predecessor
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024	Period From January 1, 2024 through April 23, 2024
OPERATING ACTIVITIES:
Net (loss) income	$(188,240)	$(148,776)	$6,373,318
Adjustments to reconcile Net loss to Net cash provided by operating activities	197,595	220,615	(7,117,959)
Net cash provided by (used in) operating activities	$9,355	$71,839	$(744,641)
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	(24,396)	(8,921)	(19,751)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	(2,536)	—	(750)
Proceeds from sale of business and other assets	81,982	1,631	2,188
Proceeds from the U.S. Government Agreement	785	1,161	7,728
Net cash provided by (used in) investing activities	$55,835	$(6,129)	$(10,585)
FINANCING ACTIVITIES:
Payments on borrowings, including certain adequate protection payments, net (a)	(7,500)	—	(2,786,331)
Other	(2,698)	(2,767)	2,909,939
Net cash (used in) provided by financing activities	$(10,198)	$(2,767)	$123,608
Effect of foreign exchange rate	682	439	(1,998)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$55,674	$63,382	$(633,616)
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	476,430	397,005	1,030,621
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$532,104	$460,387	$397,005
(a)Beginning during the third-quarter of 2022, Endo International plc (EIP) became obligated to make certain adequate protection payments as a result of its previously disclosed Chapter 11 proceedings.

SUPPLEMENTAL FINANCIAL INFORMATION
The tables below provide reconciliations of certain of the non-GAAP financial measures included in this release to their most directly comparable GAAP metrics. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.

ENDO, INC.
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in thousands)

	Successor		Predecessor	Non-GAAP Combined
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Period From April 1, 2024 through April 23, 2024	Three Months Ended June 30, 2024
Net Loss (GAAP)	$(59,610)	$(148,776)	$6,527,548	$6,378,772
Income tax (benefit) expense, net	(6,674)	(63,981)	50,630	(13,351)
Interest expense, net	53,572	44,669	(3)	44,666
Depreciation and amortization (1)	75,133	60,352	18,030	78,382
EBITDA (non-GAAP)	$62,421	$(107,736)	$6,596,205	$6,488,469
Asset impairment charges (2)	1,000	—	1,799	1,799
Share-based compensation (1)	1,735	—	—	—
Acquisition & Divestitures (3)	94,294	191,857	(817)	191,040
Restructuring or similar transactions (4)	5,933	5,324	—	5,324
Reorganization items, net (5)	—	—	(6,328,145)	(6,328,145)
Other (6)	(15,616)	246	282	528
Discontinued Operations (8)	—	—	(183,234)	(183,234)
Adjusted EBITDA (non-GAAP)	$149,767	$89,691	$86,090	$175,781

ENDO, INC.
CONSOLIDATED ADJUSTED NET INCOME
(unaudited, in thousands)

	Successor		Predecessor (a)	Non-GAAP Combined
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Period From April 1, 2024 through April 23, 2024	Three Months Ended June 30, 2024
Net Loss (GAAP)	$(59,610)	$(148,776)	$6,527,548	$6,378,772
Non-GAAP adjustments:
Asset impairment charges (2)	1,000	—	1,799	1,799
Acquisition & Divestitures (3)	156,138	240,938	14,264	255,202
Restructuring or similar transactions (4)	5,933	5,324	1	5,325
Reorganization items, net (5)	—	—	(6,328,145)	(6,328,145)
Other (6)	(15,616)	246	32	278
Tax adjustments (7)	(23,926)	(69,610)	44,307	(25,303)
Discontinued Operations (8)	—	—	(183,234)	(183,234)
Adjusted Net Income (Loss) (non-GAAP)	$63,919	$28,122	$76,572	$104,694

Reconciliation of Select Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of select other income statement data for Endo, Inc. between the GAAP and non-GAAP measure (in thousands):

	Three Months Ended June 30, 2025 (Successor)
	Cost of revenues	Gross profit (a)	Gross margin (a)	Total operating expenses (b)	Reorganization items, net	Other (income) expense, net	Income tax (benefit) expense
Reported (GAAP)	$289,464	$158,311	35.4%	$186,930	$—	$(15,907)	$(6,674)
Items impacting comparability:
Asset Impairment charges (2)	—	—		(1,000)	—	—	—
Acquisition & Divestitures (3)	(123,678)	123,678		(32,460)	—	—	—
Restructuring or similar transactions (4)	(768)	768		(5,165)	—	—	—
Other (6)	—	—		(291)	—	15,907	—
Tax adjustments (7)	—	—		—	—	—	23,926
Non-GAAP	$165,018	$282,757	63.1%	$148,014	$—	$—	$17,252

	Three Months Ended June 30, 2024 (Successor)
	Cost of revenues	Gross profit (a)	Gross margin (a)	Total operating expenses (b)	Reorganization items, net	Other expense, net	Income tax (benefit) expense
Reported (GAAP)	$333,695	$(49,532)	(17.4)%	$118,310	$—	$246	$(63,981)
Items impacting comparability:
Acquisition & Divestitures (3)	(241,068)	241,068		130	—	—	—
Restructuring or similar transactions (4)	(7)	7		(5,317)	—	—	—
Other (6)	—	—		—	—	(246)	—
Tax adjustments (7)	—	—		—	—	—	69,610
Non-GAAP	$92,620	$191,543	67.4%	$113,123	$—	$—	$5,629

	Period From April 1, 2024 through April 23, 2024 (Predecessor)
	Cost of revenues	Gross profit (a)	Gross margin (a)	Total operating expenses (b)	Reorganization items, net	Other (income) expense, net	Income tax expense
Reported (GAAP)	$60,539	$101,928	62.7%	$35,625	$(6,328,145)	$(493)	$50,629
Items impacting comparability:
Asset impairment charges (2)	—	—		(1,799)	—	—	—
Acquisition & Divestitures (3)	(15,081)	15,081		818	—	—	—
Restructuring or similar transactions (4)	(1)	1		—	—	—	—
Reorganization items, net (5)	—	—		—	6,328,145	—	—
Other (6)	—	—		(778)	—	746	—
Tax adjustments (7)	—	—		—	—	—	(44,309)
Non-GAAP	$45,457	$117,010	72.0%	$33,866	$—	$253	$6,320
(a)Gross profit is calculated as total revenues less cost of revenues. Gross margin is calculated as gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
(b)Total operating expenses is calculated as the total of: (i) Selling, general and administrative; (ii) Research and development; (iii) Acquired in-process research and development; (iv) Litigation-related and other contingencies, net; (v) Asset impairment charges; and (vi) Acquisition related and integration items, net.

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures are as follows:
(1)    Depreciation and amortization and Share-based compensation per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including amounts related to restructuring or other transactions.
(2)    To exclude long-lived and other intangible assets impairment charges for the three months ended June 30, 2025 and the Predecessor period April 1, 2024 through April 23, 2024.

(3)    Adjustments for acquisitions and divestitures included the following (in thousands):

	Successor				Predecessor
	Three Months Ended June 30, 2025		Three Months Ended June 30, 2024		April 1, 2024 through April 23, 2024
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Amortization of inventory step-up	$61,834	$—	$191,987	$—	$—	$—
Fair value of contingent consideration	—	385	—	(130)	—	(818)
Amortization of intangible assets (a)	61,844	—	49,081	—	15,081	—
Integration (b)	—	32,075	—		—	—
Total	$123,678	$32,460	$241,068	$(130)	$15,081	$(818)
(a)For the purposes of calculating Adjusted EBITDA (non-GAAP), amortization of intangible assets is excluded from the adjustments for acquisitions and divestitures as it is included as an adjustment to arrive at EBITDA (non-GAAP). Amortization of intangible assets is an adjustment included in the acquisitions and divestitures line item for the purposes calculating Adjusted Net Income (non-GAAP).
(b)The Company has incurred certain transaction costs during the Successor three months ended June 30, 2025 in connection with the execution of the combination of Mallinckrodt and Endo.
(4)    Adjustments for Restructuring or similar transactions included the following (in thousands):

	Successor				Predecessor
	Three Months Ended June 30, 2025		Three Months Ended June 30, 2024		April 1, 2024 through April 23, 2024
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses	Cost of revenues
Continuity and separation benefits	$768	$5,165	$—	$—	$—
Other	—	—	7	5,317	1
Total	$768	$5,165	$7	$5,317	$1
(5)     Amounts relate to the net expense or income recognized during Endo International plc’s bankruptcy proceedings required to be presented as Reorganization items, net under Accounting Standards Codification Topic 852, Reorganizations.

(6)    The “Other” row included in the above reconciliation of Net (Loss) Income (GAAP) to Adjusted Net Income (non-GAAP) includes the following adjustments:

	Successor			Predecessor
	Three Months Ended June 30, 2025		Three Months Ended June 30, 2024	April 1, 2024 through April 23, 2024
	Operating expenses	Other (Income)/Expense	Other (Income)/Expense	Operating expenses	Other (Income)/Expense	Discontinued Operations
Certain Legal Costs	$—	$—	$—	$578	$—	$—
Legal Settlements	687	—	—	200	—	—
Foreign currency impact related to the re-measurement of intercompany debt instruments	—	2,281	246	—	(746)	—
(Gain)/Loss on Asset/Business Sale	—	(20,464)	—	—	—	—
Other	(396)	2,276	—	—	—	137,578
Total	$291	$(15,907)	$246	$778	$(746)	$137,578
(7)    Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which Endo, Inc. operates or EIP operated. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(8)    To exclude from the results of the Predecessor reported as discontinued operations. No portion of Endo, Inc.’s business is currently reported as a discontinued operation.